Exhibit 99.1
News Release
Pentair Reports Fourth Quarter and Full Year 2021 Results
•Fourth quarter sales of $989 million; full year 2021 sales of $3.76 billion.
•Fourth quarter GAAP EPS of $0.89 and adjusted EPS of $0.87; full year 2021 GAAP EPS of $3.32 and adjusted EPS of $3.40.
•The Company introduces its 2022 GAAP EPS guidance of approximately $3.54 to $3.64 and on an adjusted basis of approximately $3.70 to $3.80.
Reconciliations of GAAP to Non-GAAP measures are in the attached financial tables.
LONDON, United Kingdom — February 1, 2022 — Pentair plc (NYSE: PNR) today announced fourth quarter 2021 sales of $989 million. Sales were up 24 percent compared to sales for the same period last year. Excluding currency translation, acquisitions and divestitures, core sales grew 19 percent in the fourth quarter. Fourth quarter 2021 earnings per diluted share from continuing operations (“EPS”) were $0.89 compared to $0.60 in the fourth quarter of 2020. On an adjusted basis, the Company reported EPS of $0.87 compared to $0.70 in the fourth quarter of 2020. Segment income, adjusted net income, free cash flow, and adjusted EPS are described in the attached schedules.
Fourth quarter 2021 operating income was $151 million, up 24 percent compared to operating income for the fourth quarter of 2020, and return on sales (“ROS”) was 15.2 percent, a decrease of 10 basis points when compared to the fourth quarter of 2020. On an adjusted basis, the Company reported segment income of $167 million, up 18 percent for the fourth quarter, compared to segment income for the fourth quarter of 2020, and ROS was 16.9 percent, a decrease of 80 basis points when compared to the fourth quarter of 2020.
“We exit 2021 feeling very grateful for the tireless efforts of all of our employees to help Pentair deliver for our customers and create value for shareholders despite significant inflation and global supply chain challenges,” said John L. Stauch, Pentair’s President and Chief Executive Officer. “I am humbled and proud of how our employees remained agile and accountable throughout all of 2021.”
Full year 2021 sales were $3.76 billion. Sales were up 25 percent compared to sales for the same period last year. Excluding currency translation, acquisitions and divestitures, core sales grew 21 percent in 2021. Full year 2021 EPS from continuing operations was $3.32 compared to $2.13 in 2020. On an adjusted basis, the Company reported EPS of $3.40 compared to $2.50 in 2020.
Full year 2021 operating income was $637 million, up 38 percent compared to operating income in 2020, and return on sales (“ROS”) was 16.9 percent, an increase of 160 basis points when compared to 2020. On an adjusted basis, the Company reported segment income of $686 million, up 33 percent in 2021, compared to segment income in 2020, and ROS was 18.2 percent, an increase of 100 basis points when compared to 2020.
Mr. Stauch continued, “Our residential businesses remained strong and we saw continued recovery in both our commercial and industrial businesses throughout the year. Even though we exited 2021 with near record backlog, we were extremely proud to deliver robust growth in sales, income, and EPS while also expanding margins. Our balance sheet ended the year well positioned as we delivered another strong year of free cash flow. In 2021, we returned half of our free cash flow to shareholders through dividends and share repurchases in addition to funding two strategic acquisitions that help build out our water treatment and pool capabilities. We recently announced a dividend increase that will mark the 46th consecutive year of Pentair raising its dividend, an important component of our long-term capital allocation strategy.”
Consumer Solutions sales were up 31 percent in the fourth quarter of 2021 compared to sales for the same period last year. Excluding currency translation, acquisitions and divestitures, core sales grew 23 percent in the fourth quarter. Segment income of $136 million was up 10 percent compared to the fourth quarter of 2020, and ROS was 21.6 percent, a decrease of 410 basis points when compared to the fourth quarter of 2020. Fourth quarter ROS was negatively impacted by the lower margin contribution from recent acquisitions, increased inflation, and ongoing supply chain inefficiencies.

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Consumer Solutions sales were up 34 percent for the full year of 2021 compared to sales for the same period last year. Excluding currency translation, acquisitions and divestitures, core sales grew 30 percent in 2021. Segment income of $554 million was up 32 percent compared to 2020, and ROS was 23.7 percent, a decrease of 30 basis points when compared to 2020.
Industrial & Flow Technologies sales were up 14 percent in the fourth quarter of 2021 compared to sales for the same period last year. Excluding currency translation, acquisitions and divestitures, core sales grew 13 percent in the fourth quarter. Segment income of $54 million was up 63 percent compared to the fourth quarter of 2020, and ROS was 15.0 percent, an increase of 440 basis points when compared to the fourth quarter of 2020.
Industrial & Flow Technologies sales were up 12 percent for the full year of 2021 compared to sales for the same period last year. Excluding currency translation, acquisitions and divestitures, core sales grew 9 percent in 2021. Segment income of $213 million was up 30 percent compared to 2020, and ROS was 15.0 percent, an increase of 210 basis points when compared to 2020.
Full year net cash provided by operating activities of continuing operations was $614 million and free cash flow from continuing operations was $557 million.
Pentair paid a regular cash dividend of $0.20 per share in the fourth quarter of 2021. Pentair previously announced on December 7, 2021 that it will pay a regular quarterly cash dividend of $0.21 per share on February 4, 2022 to shareholders of record at the close of business on January 21, 2022. This dividend reflects a 5 percent increase in the Company’s regular cash dividend rate; 2022 marks the 46th consecutive year that Pentair has increased its dividend.

OUTLOOK
Mr. Stauch concluded, “While we enter 2022 with continued uncertainty around COVID-19 impacts and global supply chain stability, we remain confident of the long-term growth trends in all of our businesses. Our Residential businesses primarily benefit from our installed base and many of our customers are signaling strong order trends, which we believe bodes well for our Pool, Water Treatment, and Residential Flow businesses. Commercial demand continues to improve and is another positive indicator for our Water Treatment business. Finally, our Industrial facing businesses saw orders and backlog improve as the year progressed, which builds confidence in further growth in the new year. We believe we are well positioned for 2022 and our efforts in 2021 highlight our ability to be agile and navigate the continued challenging environment we are all facing to start the new year.”
The Company introduces 2022 GAAP EPS guidance of approximately $3.54 to $3.64 and on an adjusted basis of approximately $3.70 to $3.80. The Company anticipates full year 2022 sales to be up approximately 6 to 9 percent on a reported basis. The Company expects to deliver full year free cash flow approximately equal to 100 percent of net income.
In addition, the Company introduces first quarter 2022 GAAP EPS of approximately $0.76 and on an adjusted EPS basis of approximately $0.80. The Company expects first quarter sales to be up approximately 7 to 11 percent on a reported basis compared to first quarter 2021.

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EARNINGS CONFERENCE CALL
Pentair President and Chief Executive Officer John L. Stauch and Chief Financial Officer Robert P. Fishman will discuss the Company’s fourth quarter and full year 2021 results on a two-way conference call with investors at 9:00 a.m. Eastern today. A live audio webcast of the call, along with the related presentation, can be accessed in the Investor Relations section of the Company’s website, www.pentair.com, shortly before the call begins.
Reconciliations of non-GAAP financial measures are set forth in the attachments to this release and in the presentations, each of which can be found on Pentair’s website. The webcast and presentations will be archived at the Company’s website following the conclusion of the event.

CAUTION CONCERNING FORWARD-LOOKING STATEMENTS
This release contains statements that we believe to be “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact are forward-looking statements. Without limitation, any statements preceded or followed by or that include the words “targets,” “plans,” “believes,” “expects,” “intends,” “will,” “likely,” “may,” “anticipates,” “estimates,” “projects,” “should,” “would,” “could,” “positioned,” “strategy,” “future” or words, phrases or terms of similar substance or the negative thereof, are forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties, assumptions and other factors, some of which are beyond our control, which could cause actual results to differ materially from those expressed or implied by such forward-looking statements. These factors include the overall impact of the COVID-19 pandemic on our business; the duration and severity of the COVID-19 pandemic, the impact of virus variants and the effectiveness of vaccinations; actions that may be taken by us, other businesses and governments to address or otherwise mitigate the impact of the COVID-19 pandemic, including those that may impact our ability to operate our facilities, meet production demands, and deliver products to our customers; the impacts of the COVID-19 pandemic on the global economy, our workforce, customers and suppliers, and customer demand; overall global economic and business conditions impacting our business, including the strength of housing and related markets; supply, demand, logistics, competition and pricing pressures related to and in the markets we serve; volatility in currency exchange rates; failure of markets to accept new product introductions and enhancements; the ability to successfully identify, finance, complete and integrate acquisitions; the ability to achieve the benefits of our restructuring plans, cost reduction initiatives and transformation program; risks associated with operating foreign businesses; the impact of raw material, logistics and labor costs and other inflation; the impact of seasonality of sales and weather conditions; our ability to comply with laws and regulations; the impact of changes in laws, regulations and administrative policy, including those that limit U.S. tax benefits or impact trade agreements and tariffs; the outcome of litigation and governmental proceedings; and the ability to achieve our long-term strategic operating and ESG goals. Additional information concerning these and other factors is contained in our filings with the U.S. Securities and Exchange Commission (the “SEC”), including our Annual Report on Form 10-K for the year ended December 31, 2020 and our quarterly reports on Form 10-Q. All forward-looking statements, including all financial forecasts, speak only as of the date of this release. Pentair assumes no obligation, and disclaims any obligation, to update the information contained in this release.

ABOUT PENTAIR PLC
At Pentair, we inspire people to move, improve and enjoy life’s essential resources for happier, healthier lives. From our residential and business water solutions, to our sustainable innovations and applications, we deliver smart, sustainable solutions for life.

Pentair had revenue in 2021 of approximately $3.8 billion, and trades under the ticker symbol PNR. With approximately 11,250 global employees serving customers in more than 150 countries, we work to help improve lives and the environment around the world. To learn more, visit Pentair.com.

PENTAIR CONTACTS:

James C. Lucas	Rebecca Osborn
SVP, Treasurer, FP&A and Investor Relations	Senior Manager, External Communications
Direct: 763-656-5575	Direct: 763-656-5589
Email: jim.lucas@pentair.com	Email: rebecca.osborn@pentair.com
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Pentair plc and Subsidiaries
Condensed Consolidated Statements of Operations (Unaudited)

	Three months ended		Twelve months ended
In millions, except per-share data	December 31, 2021	December 31, 2020	December 31, 2021	December 31, 2020
Net sales	$988.6	$796.0	$3,764.8	$3,017.8
Cost of goods sold	660.4	512.5	2,445.6	1,960.2
Gross profit	328.2	283.5	1,319.2	1,057.6
% of net sales	33.2%	35.6%	35.0%	35.0%
Selling, general and administrative	156.0	141.9	596.4	520.5
% of net sales	15.8%	17.8%	15.8%	17.2%
Research and development	21.5	20.1	85.9	75.7
% of net sales	2.2%	2.5%	2.3%	2.5%
Operating income	150.7	121.5	636.9	461.4
% of net sales	15.2%	15.3%	16.9%	15.3%
Other (income) expense:
(Gain) loss on sale of businesses	—	—	(1.4)	0.1
Other (income) expense	(2.0)	6.9	(1.0)	5.3
Net interest expense	1.0	3.9	12.5	23.9
% of net sales	0.1%	0.5%	0.3%	0.8%
Income from continuing operations before income taxes	151.7	110.7	626.8	432.1
Provision for income taxes	3.1	10.9	70.8	75.0
Effective tax rate	2.0%	9.8%	11.3%	17.4%
Net income from continuing operations	148.6	99.8	556.0	357.1
Income (loss) from discontinued operations, net of tax	0.1	3.2	(3.0)	1.5
Net income	$148.7	$103.0	$553.0	$358.6
Earnings (loss) per ordinary share
Basic
Continuing operations	$0.90	$0.60	$3.36	$2.14
Discontinued operations	—	0.02	(0.02)	0.01
Basic earnings per ordinary share	$0.90	$0.62	$3.34	$2.15
Diluted
Continuing operations	$0.89	$0.60	$3.32	$2.13
Discontinued operations	—	0.01	(0.02)	0.01
Diluted earnings per ordinary share	$0.89	$0.61	$3.30	$2.14
Weighted average ordinary shares outstanding
Basic	165.3	166.2	165.8	166.5
Diluted	167.0	167.5	167.5	167.4
Cash dividends paid per ordinary share	$0.20	$0.19	$0.80	$0.76

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Pentair plc and Subsidiaries
Condensed Consolidated Balance Sheets (Unaudited)

	December 31, 2021	December 31, 2020
In millions
Assets
Current assets
Cash and cash equivalents	$94.5	$82.1
Accounts and notes receivable, net	534.3	367.5
Inventories	562.9	420.0
Other current assets	112.3	105.5
Total current assets	1,304.0	975.1
Property, plant and equipment, net	310.0	301.2
Other assets
Goodwill	2,504.5	2,392.2
Intangibles, net	428.0	325.9
Other non-current assets	207.1	202.8
Total other assets	3,139.6	2,920.9
Total assets	$4,753.6	$4,197.2
Liabilities and Equity
Current liabilities
Accounts payable	$385.7	$245.1
Employee compensation and benefits	140.1	117.0
Other current liabilities	525.9	410.4
Total current liabilities	1,051.7	772.5
Other liabilities
Long-term debt	894.1	839.6
Pension and other post-retirement compensation and benefits	93.2	102.0
Deferred tax liabilities	89.8	107.4
Other non-current liabilities	202.9	269.4
Total liabilities	2,331.7	2,090.9
Equity	2,421.9	2,106.3
Total liabilities and equity	$4,753.6	$4,197.2
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Pentair plc and Subsidiaries
Condensed Consolidated Statements of Cash Flows (Unaudited)

	Years ended December 31
In millions	2021	2020
Operating activities
Net income	$553.0	$358.6
Loss (income) from discontinued operations, net of tax	3.0	(1.5)
Adjustments to reconcile net income from continuing operations to net cash provided by operating activities of continuing operations
Equity income of unconsolidated subsidiaries	(0.3)	(1.4)
Depreciation	51.2	46.7
Amortization	26.3	28.4
(Gain) loss on sale of businesses	(1.4)	0.1
Deferred income taxes	(9.0)	4.6
Share-based compensation	29.8	20.3
Pension and other post-retirement expense	2.8	12.2
Pension and other post-retirement contributions	(9.4)	(8.4)
Changes in assets and liabilities, net of effects of business acquisitions
Accounts receivable	(142.0)	148.3
Inventories	(121.4)	(29.1)
Other current assets	(12.3)	(2.3)
Accounts payable	114.2	(81.9)
Employee compensation and benefits	24.5	42.5
Other current liabilities	116.2	32.0
Other non-current assets and liabilities	(11.6)	5.1
Net cash provided by operating activities of continuing operations	613.6	574.2
Net cash used for operating activities of discontinued operations	(0.4)	(0.6)
Net cash provided by operating activities	613.2	573.6
Investing activities
Capital expenditures	(60.2)	(62.2)
Proceeds from sale of property and equipment	3.9	0.1
Proceeds from sale of businesses, net	1.4	—
Acquisitions, net of cash acquired	(338.5)	(58.0)
Other	2.7	2.2
Net cash used for investing activities	(390.7)	(117.9)
Financing activities
Net borrowings (repayments) of revolving long-term debt	158.9	(117.5)
Repayments of long-term debt	(103.8)	(74.0)
Shares issued to employees, net of shares withheld	22.2	32.9
Repurchases of ordinary shares	(150.0)	(150.2)
Dividends paid	(133.0)	(127.1)
Payments upon the maturity of cross currency swaps	(14.7)	—
Other	(1.8)	—
Net cash used for financing activities	(222.2)	(435.9)
Effect of exchange rate changes on cash and cash equivalents	12.1	(20.2)
Change in cash and cash equivalents	12.4	(0.4)
Cash and cash equivalents, beginning of year	82.1	82.5
Cash and cash equivalents, end of year	$94.5	$82.1

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Pentair plc and Subsidiaries
Reconciliation of the GAAP Operating Activities Cash Flow to the Non-GAAP Free Cash Flow (Unaudited)

	Years ended December 31
In millions	2021	2020
Net cash provided by operating activities of continuing operations	$613.6	$574.2
Capital expenditures	(60.2)	(62.2)
Proceeds from sale of property and equipment	3.9	0.1
Free cash flow from continuing operations	$557.3	$512.1
Net cash used for operating activities of discontinued operations	(0.4)	(0.6)
Free cash flow	$556.9	$511.5

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Pentair plc and Subsidiaries
Supplemental Financial Information by Reportable Segment (Unaudited)

	2021
In millions	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Full Year
Net sales
Consumer Solutions	$521.4	$576.9	$613.6	$630.0	$2,341.9
Industrial & Flow Technologies	344.1	363.9	355.1	358.3	1,421.4
Other	0.4	0.3	0.5	0.3	1.5
Consolidated	$865.9	$941.1	$969.2	$988.6	$3,764.8
Segment income (loss)
Consumer Solutions	$131.0	$143.4	$144.2	$135.8	$554.4
Industrial & Flow Technologies	50.0	57.1	52.4	53.8	213.3
Other	(16.6)	(25.6)	(16.9)	(22.7)	(81.8)
Consolidated	$164.4	$174.9	$179.7	$166.9	$685.9
Return on sales
Consumer Solutions	25.1%	24.9%	23.5%	21.6%	23.7%
Industrial & Flow Technologies	14.5%	15.7%	14.8%	15.0%	15.0%
Consolidated	19.0%	18.6%	18.5%	16.9%	18.2%

Pentair plc and Subsidiaries
Supplemental Financial Information by Reportable Segment (Unaudited)

	2020
In millions	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Full Year
Net sales
Consumer Solutions	$388.8	$401.2	$470.8	$482.1	$1,742.9
Industrial & Flow Technologies	320.9	311.8	327.4	313.5	1,273.6
Other	0.3	0.3	0.3	0.4	1.3
Consolidated	$710.0	$713.3	$798.5	$796.0	$3,017.8
Segment income (loss)
Consumer Solutions	$84.8	$96.7	$113.8	$123.8	$419.1
Industrial & Flow Technologies	44.7	44.1	42.7	33.1	164.6
Other	(18.0)	(16.1)	(16.0)	(16.0)	(66.1)
Consolidated	$111.5	$124.7	$140.5	$140.9	$517.6
Return on sales
Consumer Solutions	21.8%	24.1%	24.2%	25.7%	24.0%
Industrial & Flow Technologies	13.9%	14.1%	13.0%	10.6%	12.9%
Consolidated	15.7%	17.5%	17.6%	17.7%	17.2%

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Pentair plc and Subsidiaries
Reconciliation of GAAP to Non-GAAP Financial Measures for the Year Ended December 31, 2021
Excluding the Effect of Adjustments (Unaudited)

In millions, except per-share data	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Full Year
Net sales	$865.9	$941.1	$969.2	$988.6	$3,764.8
Operating income	157.1	161.8	167.3	150.7	636.9
% of net sales	18.1%	17.2%	17.3%	15.2%	16.9%
Adjustments:
Restructuring and other	1.5	3.9	0.1	2.0	7.5
Transformation costs	—	1.9	4.0	5.8	11.7
Intangible amortization	7.1	6.3	6.0	6.9	26.3
COVID-19 related costs and expenses	0.2	0.1	0.1	0.2	0.6
Legal accrual adjustments and settlements	(2.4)	—	—	(5.2)	(7.6)
Inventory step-up	—	—	—	2.3	2.3
Deal-related costs and expenses	0.7	1.0	2.1	4.1	7.9
Equity income (loss) of unconsolidated subsidiaries	0.2	(0.1)	0.1	0.1	0.3
Segment income	164.4	174.9	179.7	166.9	685.9
Return on sales	19.0%	18.6%	18.5%	16.9%	18.2%
Net income from continuing operations—as reported	131.1	132.6	143.7	148.6	556.0
Gain on sale of businesses	—	—	(1.4)	—	(1.4)
Pension and other post-retirement mark-to-market gain	—	—	—	(2.4)	(2.4)
Other income	—	(0.3)	—	—	(0.3)
Adjustments to operating income	7.1	13.2	12.3	16.1	48.7
Income tax adjustments	(2.4)	(4.6)	(6.2)	(17.0)	(30.2)
Net income from continuing operations—as adjusted	$135.8	$140.9	$148.4	$145.3	$570.4
Continuing earnings per ordinary share—diluted
Diluted earnings per ordinary share—as reported	$0.78	$0.79	$0.86	$0.89	$3.32
Adjustments	0.03	0.05	0.03	(0.02)	0.08
Diluted earnings per ordinary share—as adjusted	$0.81	$0.84	$0.89	$0.87	$3.40

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Pentair plc and Subsidiaries
Reconciliation of GAAP to Non-GAAP Financial Measures for the Year Ending December 31, 2022
Excluding the Effect of Adjustments (Unaudited)

	Forecast
In millions, except per-share data	First Quarter		Full Year
Net sales	approx	Up 7% - 11%	approx	Up 6% - 9%
Operating income	approx	Flat	approx	Up 14% - 17%
Adjustments:
Intangible amortization	approx	$6	approx	$23
Equity income of unconsolidated subsidiaries	approx	1	approx	4
Segment income	approx	Flat	approx	Up 10% - 13%

Net income from continuing operations—as reported	approx	$127	approx	$593 - $610
Adjustments to operating income	approx	6	approx	23
Income tax adjustments	approx	1	approx	4
Net income from continuing operations—as adjusted	approx	$134	approx	$620 - $637
Continuing earnings per ordinary share—diluted
Diluted earnings per ordinary share—as reported	approx	$0.76	approx	$3.54 - $3.64
Adjustments	approx	0.04	approx	0.16
Diluted earnings per ordinary share—as adjusted	approx	$0.80	approx	$3.70 - $3.80
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Pentair plc and Subsidiaries
Reconciliation of Net Sales Growth to Core Net Sales Growth by Segment
For the Quarter and Year Ended December 31, 2021 (Unaudited)

	Q4 Net Sales Growth				Full Year Net Sales Growth
	Core	Currency	Acq. / Div.	Total	Core	Currency	Acq. / Div.	Total
Total Pentair	19.4%	(0.5)%	5.3%	24.2%	20.9%	1.3%	2.6%	24.8%
Consumer Solutions	23.2%	(0.1)%	7.6%	30.7%	29.5%	0.6%	4.3%	34.4%
Industrial & Flow Technologies	13.4%	(0.9)%	1.8%	14.3%	9.1%	2.1%	0.4%	11.6%

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Pentair plc and Subsidiaries
Reconciliation of GAAP to Non-GAAP Financial Measures for the Year Ended December 31, 2020
Excluding the Effect of Adjustments (Unaudited)

In millions, except per-share data	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Full Year
Net sales	$710.0	$713.3	$798.5	$796.0	$3,017.8
Operating income	100.7	111.1	128.1	121.5	461.4
% of net sales	14.2%	15.6%	16.0%	15.3%	15.3%
Adjustments:
Restructuring and other	2.4	1.1	2.1	9.8	15.4
Intangible amortization	7.6	7.0	6.9	6.9	28.4
COVID-19 related costs and expenses	0.9	4.8	2.6	2.1	10.4
Deal related costs and expenses	0.4	—	—	0.2	0.6
Equity (loss) income of unconsolidated subsidiaries	(0.5)	0.7	0.8	0.4	1.4
Segment income	111.5	124.7	140.5	140.9	517.6
Return on sales	15.7%	17.5%	17.6%	17.7%	17.2%
Net income from continuing operations—as reported	72.7	73.8	110.8	99.8	357.1
Loss on sale of businesses	—	0.1	—	—	0.1
Pension and other post-retirement mark-to-market loss	—	—	—	6.7	6.7
Other income	—	—	(2.2)	—	(2.2)
Adjustments to operating income	11.3	12.9	11.6	19.0	54.8
Income tax adjustments	3.3	11.1	(3.6)	(8.1)	2.7
Net income from continuing operations—as adjusted	$87.3	$97.9	$116.6	$117.4	$419.2
Continuing earnings per ordinary share—diluted
Diluted earnings per ordinary share—as reported	$0.43	$0.44	$0.66	$0.60	$2.13
Adjustments	0.09	0.15	0.04	0.10	0.37
Diluted earnings per ordinary share—as adjusted	$0.52	$0.59	$0.70	$0.70	$2.50